UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2015

MALIBU BOATS, INC.

(Exact Name of Registrant as specified in its charter)

Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

(865) 458-5478

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 2, 2015, Malibu Boats, LLC (the “Borrower”), an indirect subsidiary of Malibu Boats, Inc. (the “Company”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) to its existing credit agreement dated July 16, 2013 (as amended, the “Existing Credit Agreement”), by and among the Borrower, its parent, Malibu Boats Holdings, LLC (the “LLC”) and certain subsidiaries of the Borrower parties thereto, as guarantors, the lenders parties thereto, and SunTrust Bank, as administrative agent, swingline lender and issuing bank. The Credit Agreement provides the Borrower a term loan facility of $80.0 million and a revolving credit facility of up to $25.0 million, each, with a maturity date of April 2, 2020. The Borrower has the option to request lenders to increase the amount available under the revolving credit facility by, or obtain incremental term loans of, up to $50.0 million, subject to the terms of the Credit Agreement and only if existing or new lenders choose to provide additional term or revolving commitments.

The proceeds of the term loan facility will be used to fund a portion of the Company’s “modified Dutch auction” tender offer to repurchase for cash shares of its Class A Common Stock, par value $0.01 per share, which commenced on March 13, 2015 (the “Offer”), to refinance the loans under the Existing Credit Agreement and to pay fees and expenses related to the entering into of the Credit Agreement.

Borrowings under the Credit Agreement bear interest at a rate equal to either, at the Borrower’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.5%, or one-month LIBOR plus 1% (the “Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 1.00% to 1.75% with respect to Base Rate borrowings and 2.00% to 2.75% with respect to LIBOR borrowings. The applicable margin will be based upon the consolidated leverage ratio of the LLC and its subsidiaries calculated on a consolidated basis. The Borrower will also be required to pay a commitment fee for the unused portion of the revolving credit facility, which will range from 0.25% to 0.40% per annum, depending on the LLC’s and its subsidiaries’ consolidated leverage ratio. The Company is not a party to the Existing Credit Agreement or the Credit Agreement. As with the Existing Credit Agreement, the obligations of the Borrower under the Credit Agreement are guaranteed by its parent, the LLC, and, subject to certain exceptions, the present and future domestic subsidiaries of the Borrower, including Malibu Boats Domestic International Sales Corp. and Malibu Australian Acquisition Corp., and all such obligations are secured by substantially all of the assets of the LLC, the Borrower and such subsidiary guarantors pursuant to the Amended and Restated Security Agreement, by and among the Borrower, the LLC, the subsidiary guarantors, and SunTrust Bank, as administrative agent, dated April 2, 2015 (the “Security Agreement”), and other collateral documents.

The Credit Agreement permits prepayment of the new term loan facility without any penalties. The term loan facility under the Credit Agreement is subject to quarterly installments of $1.5 million per quarter until March 31, 2016, then $2.0 million per quarter until March 31, 2019, and $2.5 million per quarter thereafter. The Credit Agreement is also subject to prepayments from the net cash proceeds received by the Borrower or any guarantors from certain asset sales and recovery events, subject to certain reinvestment rights, and from excess cash flow, subject to the terms and conditions of the Credit Agreement. In addition, the Borrower is required to repay the term loan facility with any proceeds from the $80.0 million term loan that are not used for the Offer, the refinancing of the loans under the Existing Credit Agreement or related fees and expenses for such refinancing and the Offer, subject to the terms and conditions of the Credit Agreement. The Borrower used approximately (i) $10.0 million of the $80.0 million term loan to pay all outstanding amounts under the revolving credit facility of the Existing Credit Agreement and (ii) $1.1 million of the $80.0 million term loan to pay fees and expenses related to the entering into of the Credit Agreement. If the Offer is fully subscribed, the Company does not expect to have any remaining proceeds from the $80.0 million term loan after completing the Offer.

The Credit Agreement contains certain customary representations and warranties, and notice requirements for the occurrence of specific events such as the occurrence of any event of default, or pending or threatened litigation. The Credit Agreement also requires compliance with certain customary financial covenants, including a minimum ratio of EBITDA to fixed charges and a maximum ratio of total debt to EBITDA. The Credit Agreement contains certain restrictive covenants, which, among other things, place limits on certain activities of the loan parties under the Credit Agreement, such as the incurrence of additional indebtedness and additional liens on property and limit the future payment of dividends or distributions. For example, the Credit Agreement generally prohibits the LLC, the Borrower and the subsidiary guarantors from paying dividends or making distributions, including to the Company. The Credit Agreement permits, however, distributions based on a member’s allocated taxable income and also includes carve-outs to permit certain other distributions.

The foregoing descriptions of the Credit Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to each of the Credit Agreement and Security Agreement, which are filed as Exhibits 10.1 and 10.2 respectively hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, SunTrust Bank, as administrative agent, swingline lender and issuing lender, and the lenders and other guarantors party thereto, dated April 2, 2015.

10.2	Amended and Restated Security Agreement, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other debtors party thereto, and SunTrust Bank, as administrative agent, dated April 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

By:	/s/ Wayne R. Wilson
Name:	Wayne R. Wilson
Title:	Chief Financial Officer

Date: April 2, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, SunTrust Bank, as administrative agent, swingline lender and issuing bank, and the lenders and other guarantors party thereto, dated April 2, 2015.

10.2	Amended and Restated Security Agreement, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other debtors party thereto, and SunTrust Bank, as administrative agent, dated April 2, 2015.